For the semi annual period ended

(a) 10/31/96 File number (c) 811-

6047

                          SUB-

                             ITEM

                             77 0

                             EXHI

                             BITS

           Transactions Effected Pursuant
to Rule 10f-3 1.          Name of Issuer
       Associates First Capital

2.   Date of Purchase
       5/7/96

3.   Number of
Securities Purchased
       21,500

4.   Dollar Amount of
Purchase
       $623,500

5.   Price Per Unit
       $29.00

6.   Name(s) of Underwriter(s)
or Dealer(s)
     From whom Purchased
       Goldman Sachs

7.   Other Members of the Underwriting Syndicate
       Merrill Lync, Pierce, Fenner and Smith Inc.
       Lehman Brothers Inc.
       Prudential Securities Incorporated
       Montgomery Securities
       Morgan Stanley & Co.
       CS First Boston Corporation
       Donaldson, Lufkin & Jenrette Securities
       Corporation    Goldman Sachs & Co.
       Smith Barney Inc.
       Dean Witter Reynolds
       Inc. Sanford C.
       Bernstein & Co.,
       Inc. Alex, Brown &
       Sons Incorporated
       A.G Edwards & Sons
       Inc. Oppenheimer &
       Co.
  William Blair &
        Co.
   Advest, Inc.
       Dain
       Bosworth
       Inc. EVEREN
       Securities,
       Inc. First
       of Michigan
       Corp. First
       Southwest
       Co. Furman
       Selz Inc.
       Edward D. Jones & Co.
       Legg Mason Wood Walker,
       Inc. McDonald & Company
       Securities, Inc. Piper
       Jaffray
       Rauscher Pierce
       Refsnes, Inc. Wheat,
       First Securities, Inc.
       Bear, Sterns and
       Company, Inc. J.P.
       Morgan Securities
       PaineWebber
       Incorporated
J.C. Bradford and Company
       Deutsche Morgan
       Grenfell/C.J. Lawerence
       Inc. Gruntal And Co.
       Inc.
       Guzman and Co.
       The Robertson-Humphrey
       Company Inc. Salomon
       Brothers Inc.
       Scott & Stringfellow Inc.
Muriel Siebert $ Co. Inc. Stifel,
Nicholas & Co. Inc. Sutro & Co. Inc.
Wasserstein Parella Securities, Inc.
Chase Securites Securites Inc.
Citicorp Securities Inc.
Stephens Inc.
NatCity Investments
Samuel A. Ramirez
Roney & Co.
Utendahl Capital Partners LP
The Williams Capital Group LP